Exhibit 10.1

SECOND AMENDMENT TO
MASTER SPONSORED RESEARCH AGREEMENT

This Second Amendment, dated as of October 29, 2008 (this “Second Amendment”), by and between THE OHIO STATE UNIVERSITY RESEARCH FOUNDATION, on behalf of Ohio State University, a university with a principal place of business at 1960 Kenny Road, Columbus, OH 43210 (“Institution”), and NEUROLOGIX, INC., a Delaware corporation with a principal place of business at One Bridge Plaza, Fort Lee, New Jersey, 07024 (“Sponsor”).

WHEREAS, Institution and Sponsor are parties to that certain Master Sponsored Research Agreement, dated as of May 10, 2006 (the “Research Agreement”), which provides for certain research and rights relating to the development of gene therapy approaches to neurodegenerative disorders and other fields, as more fully specified in the Research Agreement;

WHEREAS, Sponsor and Institution agreed to extend the Initial Term of the Research Agreement for a one-year period ending on November 10, 2008 by a First Amendment to the Research Agreement, dated May 29th, 2008;

NOW, THEREFORE, Institution and Sponsor hereby agree as follows:

1.  Unless otherwise specifically provided herein, all terms used and capitalized in this Second Amendment, but which are not defined herein, shall be deemed to have the respective meanings set forth in the Research Agreement.

2.  Section 7 of the Research Agreement is hereby amended, with the addition of the following at the end of the section, as follows:

“The First Renewal Term of the Agreement shall be extended, and shall continue in effect, until November 10, 2009 (the “Second Renewal Term”), unless sooner terminated in accordance with the provisions of Section 8 of the Agreement..”

3.  Except as amended hereby, the Research Agreement, and the terms and provisions thereof, shall remain in full force and effect.

4.  This Second Amendment shall not be effective until executed by the parties hereto and may be executed in several counterparts, each of which will constitute an original instrument and all of which together shall constitute one and the same instrument.

5. This Second Amendment shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the State of Ohio, without regard to such State's conflicts or choice of laws provisions.

Signatures begin on the following page.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the day and year first above written.

NEUROLOGIX, INC.	THE OHIO STATE UNIVERSITY RESEARCH FOUNDATION

/s/ Marc Panoff	/s/ Kristy A. Baker
By: Marc Panoff	By: Kristy A. Baker, CRA
Title: CFO	Title: Director, Office for Business & Industry Contracts

Date: 12/16/08	Date: 12/10/08

/s/ John E. Mordock
By: John E. Mordock
Title: President and CEO

Date: 12/16/08

Read and Understood:

PRINCIPAL INVESTIGATOR

/s/ Matthew During
By: Matthew During, MD
Title: Principal Investigator
Date: 12/3/08